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EXHIBIT 99.8

OFFER
of
ELK ACQUISITION, INC.,
a Wholly Owned Subsidiary
of
AVI BIOPHARMA, INC.
for Shares of Common Stock and Series A Convertible Preferred Stock
of
EXEGENICS INC.
Pursuant to the Exchange Offer and Based on the Exchange Ratios
Described in the Prospectus Supplement dated August 15, 2003

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME ON AUGUST 29, 2003 UNLESS EXTENDED.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        This letter relates to the offer by Elk Acquisition, Inc. ("Purchaser"), a Delaware corporation and a wholly-owned subsidiary of AVI BioPharma, Inc., an Oregon corporation ("AVI BioPharma"), to exchange shares of AVI BioPharma common stock, par value $0.0001 per share (the "AVI BioPharma Common Stock"), for outstanding shares of common stock, par value $0.01 per share (the "eXegenics Common Stock"), of eXegenics Inc., a Delaware corporation ("eXegenics"), and shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "eXegenics Preferred Stock" and, together with the eXegenics Common Stock, the "eXegenics Shares"), of eXegenics, upon the terms and subject to the conditions set forth in the Prospectus dated July 25, 2003 as amended and supplemented by the Prospectus Supplement, dated August 15, 2003, enclosed herewith (the "Prospectus") and in the related Common Stock Letter of Transmittal (which, together with any further amendments or supplements thereto, constitute the "Offer"). The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 16, 2003 (the "Merger Agreement"), by and among AVI BioPharma, Purchaser and eXegenics. On August 11, 2003, AVI BioPharma announced an increase in the exchange ratios to be used in the Offer. AVI BioPharma is currently offering 0.123 of a share of AVI BioPharma Common Stock for each share of eXegenics Common Stock and 0.185 of a share of AVI BioPharma Common Stock for each share of eXegenics Preferred Stock tendered upon the terms and subject to the conditions set forth in the Prospectus.

        Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold eXegenics Common Stock registered in your name or in the name of your nominee.

        The Offer is subject to several conditions set forth in the Prospectus, which you should review in detail. See "Certain Terms of the Merger Agreement—Conditions to the Exchange Offer" in the Prospectus.

        For your information and for forwarding to your clients for whom you hold eXegenics Common Stock registered in your name or in the name of your nominee, we are enclosing the following documents:

        1.     The Prospectus Supplement dated August 15, 2003;

        2.     The Common Stock Letter of Transmittal for your use in accepting the Offer and tendering eXegenics Common Stock and for the information of your clients. Facsimile copies of the Common Stock Letter of Transmittal with manual signatures may be used to tender shares of eXegenics Common Stock;

        3.     The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing eXegenics Common Stock are not immediately available or if such certificates and all other required documents cannot be delivered to Mellon Investor Services LLC (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus) or if the procedures for book-entry transfer cannot be completed by the expiration date;

        4.     A printed form of letter which may be sent to your clients for whose accounts you hold eXegenics Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

        5.     Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 28% of the cash payable to such stockholder or other payee for fractional shares pursuant to the Offer and a $50 penalty imposed by the Internal Revenue Service;

        6.     A copy of eXegenics' Solicitation/Recommendation Statement on Schedule 14D-9, dated July 25, 2003.

        7.     A return envelope addressed to the Exchange Agent for your use only.

Your attention is invited to the following:

        1.     The revised consideration per share of eXegenics Common Stock is 0.123 shares of AVI BioPharma Common Stock, as described in the Prospectus.

        2.     The revised consideration per share of eXegenics Preferred Stock is 0.185 shares of AVI BioPharma Common Stock, as described in the Prospectus.

        3.     The Offer is being made for all outstanding eXegenics Shares.

        4.     The Offer has been extended. Currently the Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on August 29, 2003, unless the offer is extended.

        5.     There are several conditions to the offer which you should review in detail. See "Certain Terms of the Merger Agreement—Conditions to the Exchange Offer" in the Prospectus.

        6.     The eXegenics board of directors has unanimously (1) approved and adopted the merger agreement and the transactions contemplated thereby, including the Offer, (2) determined that the offer is fair to, and in the best interests of, the holders of eXegenics Common Stock and eXegenics Preferred Stock, and (3) recommended that the eXegenics stockholders accept the Offer and tender their shares of eXegenics Shares pursuant to the Offer.

        7.     Cash will be paid in lieu of any faction of a share of AVI BioPharma Common Stock to which a stockholder would be entitled. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 28% of any cash payment to such stockholder or other payee pursuant to the Offer.

        Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for exchange eXegenics Common Stock which are validly tendered prior to the expiration date and not theretofore properly withdrawn when, as and if Purchaser gives oral or written notice to the Exchange Agent of Purchaser's acceptance of such eXegenics Common Stock for exchange pursuant to the Offer. Issuance of AVI BioPharma Common Stock and payment of cash in lieu of a fractional interest, if any, will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such eXegenics Common Stock, or timely confirmation of a book-entry transfer of such eXegenics Common Stock into the Exchange Agent's account at the Depository Trust Company, pursuant to the procedures described in "The Transaction—Procedure for Tendering" of the Prospectus, (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an agent's message (as defined in the Prospectus) in connection with a book-entry transfer and (iii) all other documents required by the Letter of Transmittal.

        Neither eXegenics nor Purchaser nor any officer, director, stockholder, agent or other representative of eXegenics or Purchaser will pay any fees or commissions to any broker or dealer or other person (other than the Information Agents and the Exchange Agent as described in the Prospectus) in connection with soliciting tenders of eXegenics Shares pursuant to the Offer.

        Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 29, 2003, UNLESS THE OFFER IS EXTENDED.

        In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message in connection with a book-entry transfer of eXegenics Common Stock, and any other required documents, should be sent to the Exchange Agent, and certificates representing the tendered eXegenics Common Stock should be delivered or such eXegenics Common Stock should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Prospectus.

        Holders of eXegenics capital stock who have already tendered shares pursuant to the preliminary prospectus and the letter of transmittal that was mailed together with the preliminary prospectus need not take any further action, except as may be required by the guaranteed delivery procedure if such procedure was utilized. Shares of eXegenics capital stock that were tendered using these prior documents and that have not been subsequently withdrawn constitute valid tenders for purposes of the exchange offer, as amended. Holders of eXegenics capital stock who have not already tendered shares may disregard the materials previously delivered and use the materials accompanying this prospectus supplement.

        If holders of eXegenics Common Stock wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified in "The Transaction—Guaranteed Delivery" of the Prospectus.

        Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from us at the address and telephone number set forth on the back cover of the Prospectus.

Very truly yours,
Mellon Investor Services LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF EXEGENICS, PURCHASER, THE INFORMATION AGENTS, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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  EXHIBIT 99.8